EXHIBIT 23(b)
                                                                -------------



                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     -----------------------------------------


To HUBCO, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 17, 1996 (except with respect to the matters discussed in Note 1, as to which the date is February 6, 1996) with respect to the consolidated financial statements of Lafayette American Bank and Trust Company (the Company) included in the Company's Form F-2 and to all references to our Firm included in or made a part of this Registration Statement.



                                   ARTHUR ANDERSEN LLP


New York, New York
March 18, 1996